Exhibit 99.1

INDEPENDENT AUDITOR’S REPORT

To the Shareholders of

Roanoke Companies Group, Inc. and Subsidiary:

We have audited the accompanying consolidated balance sheet of Roanoke Companies Group, Inc. and Subsidiary (a Missouri Corporation) as of December 31, 2005 and 2004, and the related statements of income, stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to in the first paragraph present fairly, in all material respects, the financial position of Roanoke Companies Group, Inc. and Subsidiary as of December 31, 2005 and 2004, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ DUGAN & LOPATKA

Wheaton, Illinois

January 23, 2006

ROANOKE COMPANIES GROUP, INC. & SUBSIDIARY

CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2005 AND 2004

	2005	2004
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$6,192,970	$272,300
Accounts receivable - Trade, net of reserve of $150,000 and $120,000, respectively	7,626,084	6,511,670
Prepaid expenses	203,467	108,467
Inventory	4,790,470	5,071,151

Total current assets	$18,812,991	$11,963,588

PROPERTY AND EQUIPMENT:
Buildings	$10,450,648	$8,220,270
Land	1,615,000	2,096,339
Furniture and fixtures	1,463,125	1,509,827
Machinery and equipment	9,934,624	8,030,877
Vehicles and plane	1,492,653	1,529,488
KC - Building improvements	564,531	564,530
- Equipment	86,971	86,971
Construction in progress	4,585	51,856
Accumulated depreciation	(7,132,731)	(6,307,525)

Net property and equipment	$18,479,406	$15,782,633

OTHER ASSETS:
Goodwill	$7,993,021	$7,993,021
Trademarks and customer lists, net	933,264	1,018,464

Net other assets	$8,926,285	$9,011,485

TOTAL ASSETS	$46,218,682	$36,757,706

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$9,118,083	$7,904,936
Accrued expenses	1,908,096	2,579,299
Line of credit	—	950,000
Accrued income taxes	700,000	—
Current portion of debt	65,000	140,000

Total current liabilities	$11,791,179	$11,574,235

LONG-TERM LIABILITIES:
Deferred taxes	$—	$700,000
Line of credit	1,500,000	—
Long-term portion of debt	3,005,189	6,073,958

Total long-term liabilities	$4,505,189	$6,773,958

Total liabilities	$16,296,368	$18,348,193
COMMITMENTS

STOCKHOLDERS’ EQUITY:
Common stock	$900	$900
Additional paid-in capital	166,143	166,143
Retained earnings	29,755,271	18,242,470

Total stockholders’ equity	$29,922,314	$18,409,513

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$46,218,682	$36,757,706

The accompanying notes are an integral part of this statement.

ROANOKE COMPANIES GROUP, INC. & SUBSIDIARY

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	Common Stock		Additional Capital	Retained Earnings	Stockholders’ Equity
	Shares	Amount
Balance, December 31, 2003	1,000	$50,000	$135,503	$11,307,398	$11,492,901

Net income	—	—	—	15,446,703	15,446,703
Distributions	—	—	—	(4,730,191)	(4,730,191)
Merger with Roanoke Companies Group, Inc.	—	(49,000)	49,100	—	100
Purchase and retirement of outstanding shares	(100)	(100)	(18,460)	(3,781,440)	(3,800,000)

Balance, December 31, 2004	900	$900	$166,143	$18,242,470	$18,409,513

Net income	—	—	—	19,068,836	19,068,836
Distributions	—	—	—	(7,556,035)	(7,556,035)

Balance, December 31, 2005	900	$900	$166,143	$29,755,271	$29,922,314

The accompanying notes are an integral part of this statement.

ROANOKE COMPANIES GROUP, INC. & SUBSIDIARY

CONSOLIDATED STATEMENT OF INCOME

FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	2005	2004
INCOME:
Sales	$88,797,960	$75,384,322
Returns and allowances	(8,700,530)	(6,039,577)

Net income	$80,097,430	$69,344,745

COST OF SALES	$48,642,185	$41,252,122

GROSS PROFIT	$31,455,245	$28,092,623

OPERATING EXPENSES	$11,198,478	$11,389,711

INCOME FROM OPERATIONS	$20,256,767	$16,702,912

OTHER INCOME (EXPENSES):
Relocation expense	$(341,116)	$(434,911)
J&R Air LLC expense	—	(181,744)
Other income (expense)	(262,080)	(4,079)
Interest expense, net	(309,735)	(343,520)
Income tax expense	(275,000)	(291,955)

Net other (expenses)	$(1,187,931)	$(1,256,209)
NET INCOME	$19,068,836	$15,446,703

The accompanying notes are an integral part of this statement.

ROANOKE COMPANIES GROUP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$19,068,836	$15,446,703

Adjustments to reconcile net income to net cash provided by:
Depreciation and amortization	$1,775,086	$1,323,359
Gain on sale of property and equipment	(604,517)	(12,843)
Change in assets and liabilities:
(Increase) in accounts receivable	(1,114,414)	(1,916,190)
(Increase) decrease in prepaid expenses and other assets	(95,000)	314,343
(Increase) decrease in inventory	280,681	(1,930,559)
Increase in accounts payable and accrued expenses	541,944	2,914,033
Increase in deferred taxes	—	46,200

Net adjustments	$783,780	$738,343

Net cash provided by operating activities	$19,852,616	$16,185,046

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of property and equipment	$2,518,197	$43,926
Payments for purchase of property and equipment	(6,300,339)	(5,593,779)

Net cash (used in) investing activities	$(3,782,142)	$(5,549,853)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds (payments) made on line of credit	$550,000	$(1,353,964)
Payments on long-term debt	(3,143,769)	(699,738)
Shareholder distributions	(7,556,035)	(4,730,191)
Purchase and retirement of stock, net	—	(3,799,900)

Net cash (used in) financing activities	$(10,149,804)	$(10,583,793)

NET CHANGE IN CASH AND CASH EQUIVALENTS	$5,920,670	$51,400
CASH AND CASH EQUIVALENTS, beginning of period	272,300	220,900

CASH AND CASH EQUIVALENTS, end of period	$6,192,970	$272,300

The accompanying notes are an integral part of this statement.

ROANOKE COMPANIES GROUP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2005 AND 2004

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Roanoke Companies Group, Inc. and Subsidiary (the “Company”) has office and manufacturing facilities located in Aurora, Illinois, Kansas City, Missouri and Dalton, Georgia. The Company manufactures caulking, sealants, setting material, adhesives and tools for the ceramic and flooring trade. The Company sells its products through distributors, professional outlets, retail outlets and OEM’s throughout the United States.

Principles of consolidation – The consolidated financial statements include the accounts and activity of Chicago Adhesive Products Company, a wholly owned subsidiary of Roanoke Companies Group, Inc. All significant intercompany accounts and transactions have been eliminated in the consolidation.

Cash and cash equivalents – For purposes of the statement of cash flows, the Company considers all highly liquid instruments with a maturity of three months or less to be cash equivalents.

Receivables – The Company grants trade credit to its customers located throughout the United States. Receivables are valued at management’s estimate of the amount that will ultimately be collected.

Bad debts are charged to operations in the year in which the amount is determined uncollectible. If the allowance method of accounting for uncollectible accounts were used, it would not have a material effect on the financial statements.

Inventory – Inventory is valued at the lower of cost or market. Cost is based on the first-in, first-out (FIFO) method. A job-cost system applies direct material, packaging and other expenses to inventory.

Inventory at December 31, 2005 and 2004 consists of the following:

	2005	2004
Raw materials	$2,697,025	$3,103,783
Work-in-process	—	—
Finished goods	2,093,445	1,967,368

	$4,790,470	$5,071,151

Property and equipment – Property and equipment are recorded at cost. Depreciation is provided by the straight-line and accelerated methods over the estimated useful lives of the respective assets, ranging from 3 to 39 years.

Intangible assets – Amortization of trademarks and customer lists is being made using the straight-line method over 5 to 15 years.

Credit risk – Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash. The Company places its cash and deposits with high credit quality financial institutions; however, deposits exceed the federally insured limits.

Estimates – The preparation of financial statements in conformity with generally accepted accounting principles required the use of management’s estimates and assumptions that may affect reported amounts and disclosures. Actual results could differ from those estimates.

Income taxes - Roanoke Companies Group, Inc. and Subsidiary have elected to be taxed under the provisions of Subchapter S of the Internal Revenue code. Under those provisions, the Company will not pay corporate income taxes on its taxable income, except for some state taxes. Instead, the shareholders will be liable for individual income taxes on the Company’s taxable income.

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (Continued)

As part of the Subsidiary’s Subchapter S election, a deferred tax has been established for the built-in gains associated with this election.

Advertising – Advertising costs are expensed as incurred. Total expense for 2005 and 2004 was $171,573 and $201,656, respectively.

Goodwill – On December 12, 2002, the Company purchased 100% of the stock of Chicago Adhesive Products Company (CHAPCO). This potential for ownership of Chicago Adhesives Products Company justified a purchase price that resulted in the creation of goodwill.

The Company has adopted accounting pronouncement SFAS No. 142, “Goodwill and Other Intangible Assets”. An evaluation of estimated future undiscounted net cash flows, related to the goodwill of CHAPCO, indicates that it is fully recoverable and that no impairment of its carrying value exists. However in 2004 goodwill on the AMCO Tool purchase was impaired by approximately $320,000.

Prior year balances – Certain prior year amounts have been reclassified to conform with current year presentation.

(2) LINE OF CREDIT:

The Company has a $16,000,000 bank line of credit, with $1,500,000 and $950,000 outstanding at December 31, 2005 and 2004, respectively. The borrowing base is limited to 85% of eligible accounts receivable and 50% of eligible inventory (up to a maximum amount of $2,000,000). This line of credit expires in May, 2007, bears interest at the prime rate less .50%, and is secured by the assets of the Company.

The Company must meet certain financial covenants at December 31, 2005 to include:

•	minimum tangle net worth of $12,000,000

•	funded debt to EBITDA ratio not to exceed 1.50 to 1

At December 31, 2005, the Company was in compliance with these covenants.

(3) NOTES PAYABLE:

	2005	2004
Payable to an individual in monthly installments of $21,275 and $17,426, principal and interest, bearing interest at prime, at December 2005 and 2004, respectively, with a final balloon payment due in December, 2009 and secured by a letter of credit.	$3,038,065	$3,075,299

Payable to an individual in monthly installments of $17,426, principal and interest, bearing interest at prime, at December, 2004 and secured by a letter of credit. The note was paid in full in November, 2005.	—	3,075,299

Payable to a finance company in monthly installments of $650, principal, bearing no interest, and secured by a vehicle. The note was paid in full in August, 2005.	—	8,444

Payable to a financial company in monthly installments of $744, principal, bearing no interest, and secured by a vehicle. The note was paid in full in December, 2005	—	8,929

(3) NOTES PAYABLE: (Continued)

	2005	2004
Payable to a finance company in monthly installments of $384, principal, bearing no interest, due May, 2008, and secured by a vehicle.	11,103	15,705

Payable to a finance company in monthly installments of $356, principal, bearing no interest, due July, 2008, and secured by a vehicle.	11,047	15,321

Payable to a finance company in monthly principal installments of $416, bearing no interest, due December, 2007, and secured by a vehicle.	9,974	14,961

Total debt	$3,070,189	$6,213,958

Less – Current maturities	65,000	140,000

	$3,005,189	$6,073,958

Maturities of long-term debt are as follows:

Year ending December 31,
2006	$65,000
2007	64,463
2008	47,998
2009	46,900
2010	50,400
Thereafter	2,795,428

$3,070,189

The notes payable to a bank have the covenants discussed in Note 2. The Company has letters of credit totaling $3,138,394 and $6,137,000 at December 31, 2005 and 2004, respectively, that support the notes payable to individuals and other commitments.

(4) ACCRUED WARRANTY AND CLAIMS:

The Company accrued an estimated liability for potential warranty and other claims. The accrual is based on actual annual claims. During 2005 and 2004, the warranty and claims had the following activity:

Balance at January 1, 2004	$136,400
Accruals related to new sales
– Warranty	225,500
– Claims	75,000
Payments made in cash or kind	(157,096)

Balance at December 31, 2004	$279,804
Accruals related to new sales
– Warranty	145,000
– Claims	220,000
Payments made in cash or kind	(297,542)

Balance at December 31, 2005	$347,262

(5) COMMON STOCK:

Common stock is $1 par value, 900 shares issued and outstanding. See the Statement of Stockholders’ Equity.

(6) COMMITMENTS:

The Company leases office and warehouse space under operating leases that expire at various dates. Rent expenses for 2005 and 2004 were as follows:

	2005	2004
Related party leases	$186,000	$376,600
Third party leases	—	86,788

Total	$186,000	$463,388

The Company also leases equipment and automobiles under operating leases that expire at various dates. Aggregate rentals were $90,731 and $113,661 during 2005 and 2004, respectively.

Future minimum lease payments are as follows:

Year ended December 31,
2006	$145,037
2007	9,570
2008	711

(7) SHAREHOLDER DISTRIBUTIONS:

As an S Corporation, the Company may make tax-free distributions to shareholders out of their accumulated adjustments account, which represent previously taxed income. During the years ended December 31, 2005 and 2004, total distributions were $7,556,035 and $4,730,191, respectively.

(8) PENSION/401(k) PLAN:

The Company has an employee savings plan that is qualified under Section 401(k) of the Internal Revenue Code. This plan covers substantially all employees who meet minimum age requirements and allows participants to defer a portion of their annual compensation on a pre-tax basis. The plan includes an employer match and allows for discretionary contributions. The Company’s contribution to the savings plan was $289,953 and $317,191 in 2005 and 2004, respectively.

(9) INCOME TAXES:

	2005	2004
Current:
Federal	$700,000	$—
State	275,000	245,755

Deferred:
Federal	(700,000)	46,200
State	—	—

	$275,000	$291,955

The deferred tax liability of $700,000 results from the built-in gains on a building that arose due to the Subchapter S election. The building was sold during 2005, triggering the liability for the built-in gains.

(10) SIGNIFICANT CUSTOMERS:

For the years ended December 31, 2005 and 2004, approximately 63% and 58%, respectively, of revenue was from two (2) different customers.

(11) STATEMENT OF CASH FLOWS:

The Company paid the following during 2005 and 2004:

	2005	2004
Interest expense	$408,693	$345,380
Income taxes	246,779	121,931

(12) LITIGATION AND CLAIMS:

The Company has product liability litigation, arising during the normal course of business. In management’s opinion, the outcome of any such litigation will not materially affect the Company’s financial condition. The Company’s insurance carrier is currently defending all claims. The Company had denied all allegations and intends to vigorously defend all claims. Nevertheless, due to uncertainties in the settlement process, it is at least remotely possible that management’s view of the outcome could change materially in the future.

(13) STOCK OPTIONS:

The Company has granted a stock option to a key employee for up to 10% of the common stock issued and outstanding. Under the plan, the exercise price of each option equals $1.00 per share and expires upon termination of employment. The options were granted in 1997 and were fully vested after two years.

A summary of the status of the Company’s stock options as of December 31, 2005 and the changes during the year ending December 31, 2005 is presented below:

Options outstanding at January 1, 2004	100
Expired during 2004	(10)
Exercised during 2004	—
Granted during 2004	—
Terminated during 2004	—

Options outstanding at December 31, 2004	90
Expired during 2005	—
Exercised during 2005	—
Granted during 2005	—
Terminated during 2005	—

Options outstanding at December 31, 2005	90

(14) SUBSEQUENT EVENT:

Subsequent to year end, the Company has entered into an agreement to sell substantially all of their assets.